KENNEDY WILSON

150

Q1 2016 | EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL INFORMATION

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
For the Quarter Ended March 31, 2016

Cover
The office property depicted on the cover of this earnings release and supplemental financial information is 150 El Camino Drive, Beverly Hills, CA, a 100% owned Kennedy Wilson asset.

Contact: Daven Bhavsar
Director of Investor Relations
(310) 887-3431
dbhavsar@kennedywilson.com	151 S. El Camino Drive
www.kennedywilson.com	Beverly Hills, CA 90212

NEWS RELEASE

KENNEDY WILSON REPORTS FIRST QUARTER 2016 RESULTS
Record 1Q Adjusted EBITDA of $71.8 million, a 34% increase
Multifamily - 11th consecutive quarter with over 8% NOI Growth
BEVERLY HILLS, Calif. (May 4, 2016) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) today reported first quarter results for 1Q 2016:

	1Q
(Amounts in millions, except per share data)	2016	2015
Adjusted EBITDA	$71.8	$53.7
Adjusted Net Income	38.3	30.5
GAAP Net (Loss) To Common Shareholders	(7.4)	(3.5)
Per Diluted Share	(0.07)	(0.05)
“Despite a weak global economic backdrop during the first quarter, we were able to achieve impressive results including record 1Q Adjusted EBITDA and Adjusted Net Income.” said William McMorrow, chairman and CEO of Kennedy Wilson. "During the quarter, we made great strides in our value-add projects, many of which will be completed in the next 12 months, which bodes well for continued growth in our recurring income."
1Q Highlights

•	Multifamily Same Property Performance: Revenues +9%; NOI +11%

•	Property Operating Income: Kennedy Wilson's share of 1Q Property NOI grew by 18% to $52 million from 1Q-2015.

•
Fund V: The Company completed fundraising for Kennedy Wilson Fund V, a $500 million private value-add fund targeting the Western U.S. Kennedy Wilson is the largest investor in the fund with a 12% interest. Fund V has a current portfolio of 11 investments with an aggregate purchase price of $506 million, with $315 million of undrawn commitments.

•
KWE: Kennedy Wilson's ownership in KWE grew to 20.3% as of March 31, 2016 compared to 16.0% as of March 31, 2015; KWE annualized NOI grew 16% to £153 million ($219 million) as of March 31, 2016 from £131 million ($189 million) as of March 31, 2015.

•
Consolidated Liquidity: Total consolidated liquidity (including KWE) grew to over $1.6 billion at March 31, 2016 from $1.5 billion at December 31, 2015, including approximately $900 million of cash and $750 million of unused lines of credit.

Investments business
For 1Q-2016, the Company's Investments segment reported the following results:

•	Investment Transactions: The Company, together with its equity partners (including KWE), completed investment transactions of $580 million:

($ in millions)	Aggregate Purchase / Sale Price	Cap Rate (1)	KW Ownership (2)
1Q - 2016
Acquisitions(3)	$221.8	5.4%	22.6%
Dispositions(4)	358.0	5.0%	24.0%
Total	$579.8

     *Please see footnotes at the end of the earnings release
Acquisitions:

•
Multifamily: Kennedy Wilson and its equity partners acquired three multifamily properties totaling 810 units in the greater Seattle area for $164 million. The Company has a weighted-average ownership of approximately 17% in these properties. The Company's multifamily portfolio in the Pacific Northwest now totals nearly 10,000 units.

Dispositions:

•
The Company and its equity partners sold investments which generated gross proceeds of $358 million, including $221 million by KWE. Kennedy Wilson had a weighted-average interest of 24.0% in these properties and realized gains from sales of $14.8 million during the quarter.

•	Same Property Results: The three month change in same property multifamily units and commercial real estate are as follows:

	1Q-2016 vs. 1Q-2015
	Same Property Units / Sq. Ft. (mm)	Occupancy	Revenue	NOI
Multifamily	16,503	(0.3)%	8.8%	10.9%
Commercial	5.0 million	1.8%	1.5%	1.1%
Investment Management and Real Estate Services Business
This segment earns fees primarily from its investment management business along with its real estate services activities. For 1Q-2016, the Company's Investment Management and Real Estate Services segment reported the following results:

	1Q
($ amounts in millions)	2016	2015	% Change
Adjusted Fees (1)	$30.0	$27.1	11%
Adjusted EBITDA	12.9	12.8	1%
(1) Adjusted Fees earned from KWE were $5.8 million and $5.4 million for 1Q 2016 and 1Q 2015, respectively. See supplemental financial information for additional information.
Share Repurchase
On February 25, 2016, the Company announced a $100 million share repurchase plan authorized by the Company's Board of Directors. During the period from February 25, 2016 to March 31, 2016, the Company repurchased $5 million of common stock. Future purchases under the program may be made in the open market, in privately negotiated transactions or otherwise, with the amount and timing of the repurchases depending on market conditions and subject to the Company's discretion.
Subsequent events
In April 2016, KWE issued €150 million (approximately $170 million) of 3.25% senior unsecured bonds due 2025 under its Euro Medium Term Note Program. The bonds were issued at a yield of 3.04% and will mature on November 12, 2025.

Footnotes for table
(1) Cap rate includes only income-producing properties. For the three months ended March 31, 2016, $29.1 million of acquisitions and $36.2 million of dispositions, respectively, were non-income producing assets. Please see "common definitions" for a definition of cap rate.
(2) Kennedy Wilson's ownership is shown on a weighted-average basis based upon the aggregate purchase/sale price of each investment and Kennedy Wilson's ownership in each investment at the time of acquisition/disposition. Kennedy Wilson ownership of KWE investment transactions is based upon Kennedy Wilson's 20.3% ownership of KWE as of March 31, 2016.
(3) The three months ended March 31, 2016 includes $40.5 million of acquisitions by KWE.

(4)	The three months ended March 31, 2016 includes $221.1 million of dispositions by KWE.
Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 7:00 a.m. PT/ 10:00 a.m. ET on May 5, 2016.
The direct dial-in number for the conference call is (866) 807-9684 for U.S. callers and (412) 317-5415 for international callers. To join the call, please reference Kennedy Wilson.
A replay of the call will be available for one week beginning one hour after the live call and can be accessed by (877) 344-7529 for U.S. callers and (412) 317-0088 for international callers.
The webcast will be available at: http://services.choruscall.com/links/kw160505mFFm7iAy. A replay of the webcast will be available one hour after the original webcast on the Company’s investor relations web site for three months.
About Kennedy Wilson
Kennedy Wilson (NYSE:KW) is a global real estate investment company.  We own, operate, and invest in real estate both on our own and through our investment management platform.  We focus on multifamily and commercial properties located in the Western U.S., UK, Ireland, Spain, Italy and Japan. To complement our investment business, the Company also provides real estate services primarily to financial services clients. For further information on Kennedy Wilson, please visit www.kennedywilson.com.
Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "could," "may," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2015, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Common Definitions
·     “KWH,” "KW," “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries. The consolidated financial statements of the Company include the results of the Company's consolidated subsidiaries (including KWE).
·    “KWE” refers to Kennedy Wilson Europe Real Estate plc, a London Stock Exchange-listed company that we externally manage through a wholly-owned subsidiary.  In our capacity as external manager of KWE, we are entitled to receive certain (i) management fees equal to 1% of KWE’s adjusted net asset value (EPRA NAV), half of which are paid in cash and the remainder of which is paid are KWE shares; and (ii) performance fees, all of which are paid in KWE shares.  In accordance with U.S. GAAP, the results of KWE are consolidated in our financial statements.  We own an approximately 20.3% equity interest in KWE as of March 31, 2016, and throughout this release and supplemental financial information, we refer to our pro-rata ownership stake (based on our 20.3% equity interest or weighted-average ownership interest during the period, as applicable) in investments made and held directly by KWE and its subsidiaries.

·
"Acquisition-related gains" consist of non-cash gains recognized by the Company or its consolidated subsidiaries upon a GAAP required fair value measurement due to a business combination. These gains are typically recognized when a loan is converted into consolidated real estate owned and the fair value of the underlying real estate at the time of conversion exceeds the basis in the previously held loan. These gains also arise when there is a change of control of an investment. The gain amount is based upon the fair value of the Company’s or its consolidated subsidiaries' equity in the investment in excess of the carrying amount of the equity immediately preceding the change of control.

·     "Adjusted EBITDA" represents Consolidated EBITDA, as defined below, adjusted to exclude share-based compensation expense and EBITDA attributable to noncontrolling interests.
·     “Adjusted fees’’ refers to Kennedy Wilson’s gross investment management, property services and research fees adjusted to include fees eliminated in consolidation and Kennedy Wilson’s share of fees in unconsolidated service businesses.
·     “Adjusted Net Asset Value’’ is calculated by KWE as net asset value adjusted to include properties and other investment interests at fair value and to exclude certain items not expected to crystallize in a long-term investment property business model such as the fair value of financial derivatives and deferred taxes on property valuation surpluses.
·   "Adjusted Net Income” represents Consolidated Adjusted Net Income as defined below, adjusted to exclude net income attributable to noncontrolling interests, before depreciation and amortization.
·   "Assets under Management" ("AUM") generally refers to the properties and other assets with respect to which we provide (or participate in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. Our AUM is principally intended to reflect the extent of our presence in the real estate market, not the basis for determining our management fees. Our AUM consists of the total estimated fair value of the real estate properties and other real estate related assets either owned by third parties, wholly owned by us or held by joint ventures and other entities in which our sponsored funds or investment vehicles and client accounts have invested. Committed (but unfunded) capital from investors in our sponsored funds is not included in our AUM. The estimated value of development properties is included at estimated completion cost.
·   "Cap rate” represents the net operating income of an investment for the year preceding its acquisition or disposition, as applicable, divided by the purchase or sale price, as applicable.  Cap rates set forth in this presentation only includes data from income-producing properties.  Cap rates represent historical performance and are not a guarantee of future NOI. Properties for which a cap rate is provided may not continue to perform at that cap rate.
·    "Consolidated Adjusted Net Income” represents net income before depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments and share-based compensation expense.

·   "Consolidated EBITDA" represents net income before interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes.
·     "Consolidated investment account" refers to the sum of Kennedy Wilson’s equity in: cash held by consolidated investments, consolidated real estate and acquired in-place leases, net hedge assets, unconsolidated investments, consolidated loans gross of accumulated depreciation and amortization, and net other assets.
·     "Equity multiple" is calculated by dividing the amount of total distributions received by KW from an investment (including any gains, return of equity invested by KW and promoted interests) by the amount of total contributions invested by KW in such investment. This metric does not take into account management fees, organizational fees, or other similar expenses, all of which in the aggregate may be substantial and lower the overall return to KW. Equity multiples represent historical performance and are not a guarantee of the future performance of investments.
·     "Equity partners" refers to non-wholly-owned subsidiaries that we consolidate in our financial statements under U.S. GAAP, including KWE, and third-party equity providers.
·     "Investment account” refers to the consolidated investment account presented after noncontrolling interest on invested assets gross of accumulated depreciation and amortization.
·     "Net operating income" or " NOI” is a non-GAAP measure representing the income produced by a property calculated by deducting operating expenses from operating revenues.
·     "Noncontrolling interests" represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
·     "Property operating income" is a non-GAAP measure calculated by deducting Kennedy Wilson’s share of rental and hotel operating expenses from rental and hotel revenues. Please refer to the Pro-Rata Statement of Operations in the Supplemental Financial Information for more information.
·     “Same property” refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.  The same property information presented throughout this report is shown on a cash basis and excludes non-recurring expenses. This analysis excludes properties that are either under development or undergoing lease up as part of our asset management strategy.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including, Consolidated EBITDA, Adjusted EBITDA, Consolidated Adjusted Net Income, Adjusted Net Income, Adjusted Net Income Per Basic Share and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the SEC, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, including annualized net operating income, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

KW-IR

Tables Follow

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	March 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$180.9	$182.6
Cash held by consolidated investments	717.2	549.0
Accounts receivable	68.3	54.7
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	5,826.1	5,797.5
Loan purchases and originations	165.1	299.7
Unconsolidated investments	456.7	444.9
Other assets	244.1	267.2
Total assets	$7,658.4	$7,595.6

Liabilities
Accounts payable	$15.9	$22.2
Accrued expenses and other liabilities	408.0	392.0
Investment debt	3,729.4	3,627.5
Senior notes payable	689.2	688.8
Line of credit	50.0	—
Total liabilities	4,892.5	4,730.5
Equity
Cumulative preferred stock	—	—
Common stock	—	—
Additional paid-in capital	1,229.4	1,225.7
Accumulated deficit	(68.4)	(44.2)
Accumulated other comprehensive loss	(46.8)	(47.7)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,114.2	1,133.8
Noncontrolling interests	1,651.7	1,731.3
Total equity	2,765.9	2,865.1
Total liabilities and equity	$7,658.4	$7,595.6

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended March 31,
	2016	2015
Revenue
Rental	$119.9	$90.4
Hotel	29.1	23.4
Sale of real estate	1.9	2.1
Investment management, property services and research fees	19.1	16.4
Loan purchases, loan originations and other	2.1	5.4
Total revenue	172.1	137.7
Operating expenses
Rental operating	31.0	24.6
Hotel operating	24.5	21.6
Cost of real estate sold	1.4	1.5
Commission and marketing	1.8	1.4
Compensation and related	45.7	26.2
General and administrative	10.1	9.5
Depreciation and amortization	48.3	36.6
Total operating expenses	162.8	121.4
Income from unconsolidated investments, net of depreciation and amortization	19.2	11.2
Operating income	28.5	27.5
Non-operating income (expense)
Gain on sale of real estate	38.4	5.6
Acquisition-related gains	—	4.2
Acquisition-related expenses	(2.0)	(18.1)
Interest expense-investment	(32.5)	(19.4)
Interest expense-corporate	(12.1)	(13.0)
Other income	0.7	0.8
Income (loss) before provision for income taxes	21.0	(12.4)
(Provision for) benefit from income taxes	(0.5)	8.1
Net income (loss)	20.5	(4.3)
Net (income) loss attributable to noncontrolling interests	(27.4)	2.8
Preferred stock dividends and accretion of issuance costs	(0.5)	(2.0)
Net (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(7.4)	$(3.5)
Basic earnings per share(1)
(Loss) per basic	$(0.07)	$(0.05)
Weighted average shares outstanding for basic	109,214,633	91,547,838
Diluted earnings per share(1)
(Loss) per diluted	$(0.07)	$(0.05)
Weighted average shares outstanding for diluted	109,214,633	91,547,838
Dividends declared per common share	$0.14	$0.12
(1) Includes impact of the Company allocating income and dividends per basic and diluted share to participating securities

Kennedy-Wilson Holdings, Inc.
Consolidated Adjusted Net Income and Adjusted Net Income
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended
	March 31,
	2016	2015
Net income (loss)	$20.5	$(4.3)
Non-GAAP adjustments:
Add back:
Depreciation and amortization	48.3	36.6
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	5.2	8.8
Share-based compensation	17.5	7.3
Consolidated Adjusted Net Income	91.5	48.4
Less:
Net income attributable to the noncontrolling interests, before depreciation and amortization(1)	(53.2)	(17.9)
Adjusted Net Income	$38.3	$30.5

Basic weighted average number of common shares outstanding	109,214,633	91,547,838
Basic Adjusted Net Income per share	$0.35	$0.33

(1) Includes $25.9 million and $20.7 million of depreciation and amortization for the three months ended March 31, 2016 and 2015, respectively.

Consolidated EBITDA and Adjusted EBITDA
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31,
	2016	2015
Net income (loss)	$20.5	$(4.3)
Non-GAAP adjustments:
Add back:
Interest expense-investment	32.5	19.4
Interest expense-corporate	12.1	13.0
Kennedy Wilson's share of interest expense included in unconsolidated investments	6.1	6.4
Depreciation and amortization	48.3	36.6
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	5.2	8.8
Provision for (benefit from) income taxes	0.5	(8.1)
Consolidated EBITDA	125.2	71.8
Add back (less):
Share-based compensation	17.5	7.3
EBITDA attributable to noncontrolling interests (1)	(70.9)	(25.4)
Adjusted EBITDA	$71.8	$53.7

(1) Includes $43.5 million and $28.2 million of depreciation, amortization, taxes and interest for the three months ended March 31, 2016 and 2015, respectively.

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA by Segment (1)
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31,
Investments	2016	2015
Net income	$51.2	$7.7
Add back (less):
Interest expense - investment	32.5	19.4
Kennedy Wilson's share of interest expense included in unconsolidated investments	5.8	6.2
Depreciation, amortization, and taxes	49.3	36.6
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	4.5	8.1
EBITDA attributable to noncontrolling interests (2)	(70.9)	(26.8)
Fees eliminated in consolidation	(7.5)	(7.0)
Adjusted EBITDA	$64.9	$44.2

(1) Adjusted EBITDA for Corporate segment was $(6.0) million and $(3.3) million for three months ended March 31, 2016 and 2015, respectively. Net (loss) for the Corporate segment was $(35.1) million and $(15.5) million for three months ended March 31, 2016 and 2015, respectively.
(2) Includes $43.5 million and $28.2 million of depreciation, amortization, taxes and interest for the three months ended March 31, 2016 and 2015, respectively.

	Three Months Ended
	March 31,
Investment Management and Real Estate Services	2016	2015
Net income	$4.4	$3.5
Add back:
Kennedy Wilson's share of interest expense included in unconsolidated investments	0.3	0.2
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	0.7	0.7
Other operating expenses attributable to noncontrolling interests	—	1.4
Fees eliminated in consolidation	7.5	7.0
Adjusted EBITDA	$12.9	$12.8

Kennedy-Wilson Holdings, Inc.
Pro-rata Balance Sheet (1)
(Unaudited)
(Dollars in millions)

	March 31, 2016				December 31, 2015
	Consolidated	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	KW Total Share	KW Total Share (4)
Assets
Cash and cash equivalents	$180.9	$—	$—	$180.9	$182.6
Cash held by consolidated and unconsolidated investments	717.2	(532.0)	16.3	201.5	156.4
Accounts receivable	68.3	(15.9)	2.0	54.4	41.4
Real estate and acquired in place lease values, net of accumulated depreciation and amortization (5)	5,826.1	(3,019.3)	1,004.9	3,811.7	3,675.2
Loan purchases and originations	165.1	(84.6)	—	80.5	98.7
Unconsolidated investments	456.7	(0.6)	(456.1)	—	—
Other assets	244.1	(179.8)	55.5	119.8	133.8
Total assets	$7,658.4	$(3,832.2)	$622.6	$4,448.8	$4,288.1

Liabilities
Accounts payable	$15.9	$(9.3)	$—	$6.6	$7.7
Accrued expenses and other liabilities	408.0	(239.8)	21.4	189.6	165.8
Investment debt	3,729.4	(1,931.4)	601.2	2,399.2	2,292.0
Senior notes payable	689.2	—	—	689.2	688.8
Line of credit	50.0	—	—	50.0	—
Total liabilities	4,892.5	(2,180.5)	622.6	3,334.6	3,154.3
Equity
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,114.2	—	—	1,114.2	1,133.8
Noncontrolling interests	1,651.7	(1,651.7)	—	—	—
Total equity	2,765.9	(1,651.7)	—	1,114.2	1,133.8
Total liabilities and equity	$7,658.4	$(3,832.2)	$622.6	$4,448.8	$4,288.1

(1) Kennedy Wilson's pro-rata balance sheet is provided to depict the Company's share of all balance sheet items inclusive of consolidated and unconsolidated investments.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(4) Please see reconciliation of KW Total Share as of December 31, 2015 on the next page.
(5) Includes Kennedy Wilson's total share of accumulated depreciation and amortization of $225.3 million (including $285.1 million, $133.2 million and $73.4 million relating to consolidated entities, noncontrolling interests, and unconsolidated investments respectively) and $200.4 million as of March 31, 2016 and December 31, 2015, respectively.

Kennedy-Wilson Holdings, Inc.
Pro-rata Balance Sheet (1)
(Unaudited)
(Dollars in millions)

	December 31, 2015
	Consolidated	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	KW Total Share
Assets
Cash and cash equivalents	$182.6	$—	$—	$182.6
Cash held by consolidated and unconsolidated investments	549.0	(409.4)	16.8	156.4
Accounts receivable	54.7	(15.3)	2.0	41.4
Real estate and acquired in place lease values, net of accumulated depreciation and amortization (4)	5,797.5	(3,093.0)	970.7	3,675.2
Loan purchases and originations	299.7	(201.0)	—	98.7
Unconsolidated investments	444.9	(0.7)	(444.2)	—
Other assets	267.2	(189.5)	56.1	133.8
Total assets	$7,595.6	$(3,908.9)	$601.4	$4,288.1

Liabilities
Accounts payable	22.2	(14.5)	—	7.7
Accrued expenses and other liabilities	392.0	(247.8)	21.6	165.8
Investment debt	3,627.5	(1,915.3)	579.8	2,292.0
Senior notes payable	688.8	—	—	688.8
Line of credit	—	—	—	—
Total liabilities	4,730.5	(2,177.6)	601.4	3,154.3
Equity
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,133.8	—	—	1,133.8
Noncontrolling interests	1,731.3	(1,731.3)	—	—
Total equity	2,865.1	(1,731.3)	—	1,133.8
Total liabilities and equity	$7,595.6	$(3,908.9)	$601.4	$4,288.1

(1) Kennedy Wilson's pro-rata balance sheet is provided to depict the Company's share of all balance sheet items inclusive of consolidated and unconsolidated investments.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(4) Includes Kennedy Wilson's total share of accumulated depreciation and amortization of $200.4 million (including $248.5 million, $116.7 million and $68.6 million relating to consolidated entities, noncontrolling interests, and unconsolidated investments respectively) as of December 31, 2015.

Kennedy-Wilson Holdings, Inc.
Pro-rata Statements of Operations (1)
(Unaudited)
(Dollars in millions)

	1Q - 2016				1Q - 2015
	Consolidated	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	KW Total Share	KW Total Share (4)
Revenue
Rental	$119.9	$(61.7)	$22.9	$81.1	$65.9
Hotel	29.1	(11.1)	—	18.0	14.3
Sale of real estate	1.9	(1.0)	82.0	82.9	25.8
Investment management, property services and research fees	19.1	7.5	3.4	30.0	27.1
Loan purchases, loan originations and other	2.1	(1.4)	—	0.7	4.3
Total revenue	172.1	(67.7)	108.3	212.7	137.4
Operating expenses
Rental operating	31.0	(10.3)	12.1	32.8	23.4
Hotel operating	24.5	(10.2)	—	14.3	12.6
Cost of real estate sold	1.4	(0.7)	66.4	67.1	19.5
Commission and marketing	1.8	—	—	1.8	1.4
Compensation and related	45.7	(0.3)	0.3	45.7	25.7
General and administrative	10.1	(1.9)	1.0	9.2	8.5
Depreciation and amortization	48.3	(25.8)	5.2	27.7	25.4
Total operating expenses	162.8	(49.2)	85.0	198.6	116.5
Income from unconsolidated investments, net of depreciation and amortization	19.2	(0.7)	(18.5)	—	—
Operating income	28.5	(19.2)	4.8	14.1	20.9
Non-operating income (expense)
Gain on sale of real estate	38.4	(27.4)	(11.0)	—	—
Acquisition-related gains	—	—	—	—	0.6
Acquisition-related expenses	(2.0)	1.4	—	(0.6)	(3.1)
Interest expense-investment	(32.5)	16.7	(6.1)	(21.9)	(18.2)
Interest expense-corporate	(12.1)	—	—	(12.1)	(12.4)
Other income	0.7	(1.0)	(1.4)	(1.7)	(1.0)
Fair Value/Other Adjustments	—	—	14.8	14.8	3.6
Income before provision for income taxes	21.0	(29.5)	1.1	(7.4)	(9.6)
Provision for income taxes	(0.5)	1.0	—	0.5	8.1
Net income (loss)	20.5	(28.5)	1.1	(6.9)	(1.5)
Net loss (income) attributable to noncontrolling interests	(27.4)	28.5	(1.1)	—	—
Preferred stock dividends and accretion of issuance costs	(0.5)	—	—	(0.5)	(2.0)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(7.4)	$—	$—	$(7.4)	$(3.5)

		Reconciliation of Net Income (loss) to Adjusted EBITDA
		Net income (loss)		(6.9)	(1.5)
		Interest expense-investment		21.9	18.2
		Interest expense-corporate		12.1	12.4
		Depreciation and amortization		27.7	25.4
		Provision for income taxes		(0.5)	(8.1)
		Share-based compensation		17.5	7.3
		Adjusted EBITDA		$71.8	$53.7

(1) Kennedy Wilson's pro-rata statement of operations is provided to depict the Company's share of all items inclusive of consolidated and unconsolidated investments.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson’s pro-rata share of (i) unconsolidated joint ventures; (ii) gross real estate sale proceeds and (iii) gross costs of real estate sold.
(4) Please see reconciliation of KW Total Share as of March 31, 2015 on the next page.

Kennedy-Wilson Holdings, Inc.
Pro-rata Statements of Operations (1)
(Unaudited)
(Dollars in millions)

	1Q - 2015
	Consolidated	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	KW Total Share
Revenue
Rental	$90.4	$(48.6)	$24.1	$65.9
Hotel	23.4	(9.1)	—	14.3
Sale of real estate	2.1	(1.0)	24.7	25.8
Investment management, property services and research fees	16.4	7.0	3.7	27.1
Loan purchases, loan originations and other	5.4	(4.2)	3.1	4.3
Total revenue	137.7	(55.9)	55.6	137.4
Operating expenses
Rental operating	24.6	(12.0)	10.8	23.4
Hotel operating	21.6	(9.0)	—	12.6
Cost of real estate sold	1.5	(0.7)	18.7	19.5
Commission and marketing	1.4	—	—	1.4
Compensation and related	26.2	(0.7)	0.2	25.7
General and administrative	9.5	(2.3)	1.3	8.5
Depreciation and amortization	36.6	(20.0)	8.8	25.4
Total operating expenses	121.4	(44.7)	39.8	116.5
Income from unconsolidated investments, net of depreciation and amortization	11.2	(1.1)	(10.1)	—
Operating income	27.5	(12.3)	5.7	20.9
Non-operating income (expense)
Gain on sale of real estate	5.6	(4.7)	(0.9)	—
Acquisition-related gains	4.2	(3.6)	—	0.6
Acquisition-related expenses	(18.1)	15.0	—	(3.1)
Interest expense-investment	(19.4)	7.6	(6.4)	(18.2)
Interest expense-corporate	(13.0)	0.6	—	(12.4)
Other income	0.8	0.2	(2.0)	(1.0)
Fair Value/Other Adjustments	—	—	3.6	3.6
Income before provision for income taxes	(12.4)	2.8	—	(9.6)
Provision for income taxes	8.1	—	—	8.1
Net income (loss)	(4.3)	2.8	—	(1.5)
Net loss (income) attributable to noncontrolling interests	2.8	(2.8)	—	—
Preferred stock dividends and accretion of issuance costs	(2.0)	—	—	(2.0)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(3.5)	$—	$—	$(3.5)

(1) Kennedy Wilson's pro-rata statement of operations is provided to depict the Company's share of all items inclusive of consolidated and unconsolidated investments.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson’s pro-rata share of (i) unconsolidated joint ventures; (ii) gross real estate sale proceeds and (iii) gross costs of real estate sold.

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	March 31, 2016	December 31, 2015
Market Data
Common stock price per share (1)	$21.90	$24.08
Common stock and convertible preferred stock:
Basic shares outstanding (1)	113,951,389	114,533,581
Shares of common stock underlying Series B mandatory convertible preferred (2)	3,277,353	3,260,970
Total common stock and convertible preferred stock	117,228,742	117,794,551

Equity Market Capitalization	$2,567.3	$2,836.5

Corporate Debt (3)
Senior notes payable	705.0	705.0
Corporate line of credit	50.0	—
Total corporate debt	755.0	705.0
Total Capitalization	3,322.3	3,541.5
Less: cash and cash equivalents (excluding cash held by consolidated investments)	(180.9)	(182.6)
Total Enterprise Value	$3,141.4	$3,358.9

(1) Basic share count and common stock share price per share as of March 31, 2016 and December 31, 2015, respectively.
(2) $32.5 million of Series B mandatory convertible preferred stock with a mandatory conversion date of November 3, 2018. The conversion price for the Series B mandatory convertible preferred stock was $9.93 and $9.98 per share as of March 31, 2016 and December 31, 2015, respectively, and is subject to further adjustment pursuant to customary anti-dilution provisions.
(3) Excludes $3,729.4 million and $3,627.5 million of consolidated investment debt as of March 31, 2016 and December 31, 2015, respectively.

Kennedy-Wilson Holdings, Inc.
Investment Transactions
(Unaudited)
(Dollars in millions)
Listed below is additional detailed information about the acquisitions and dispositions completed during the first quarter 2016 by Kennedy Wilson and its equity partners, including KWE:

($ in millions)	Aggregate Purchase / Sale Price	KW Ownership (1)	Cap Rate (2)	KW Equity Multiple (3) (4)	KW Cash Profit Over Investment Life (4)
1Q - 2016
Acquisitions - KW (excluding KWE)	$181.3	23.1%	5.4%
Acquisitions - KWE	40.5	20.3%	5.6%
Total Acquisitions 1Q-2016	221.8	22.6%	5.4%

Dispositions - KW (excluding KWE)	136.9	30.0%	4.0%	2.0x	$13.0
Dispositions - KWE	221.1	20.3%	5.5%
Total Dispositions 1Q-2016	$358.0	24.0%	5.0%

(1)
Kennedy Wilson's ownership is shown on a weighted-average basis based upon the aggregate purchase/sale price of each investment and Kennedy Wilson's ownership in each investment at the time of acquisition/disposition. Kennedy Wilson ownership of KWE investment transactions is based upon Kennedy Wilson's 20.3% ownership of KWE as of March 31, 2016.

(2)
Cap rate includes only income-producing properties. For the three months ended March 31, 2016, $29.1 million of acquisitions and $36.2 million of dispositions, respectively, were non-income producing assets. Please see "common definitions" for a definition of cap rate and a description of its limitations.

(3)	Please see "common definitions" for a definition of equity multiple and a description of its limitations.

(4)	Excludes sale of non-income producing investments, which totaled $36.2 million for 1Q-2016.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2016
(Unaudited; Dollars in millions)

The investment account represents the total carrying value of our equity, before depreciation and amortization. Below is a summary of our investment account by product type and geography:

March 31, 2016
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $285.1	$6,111.2
Loan purchases and originations	165.1
Investment debt	(3,729.4)
Cash held by consolidated investments	717.2
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $60.0	502.6
Net hedge liability	(42.6)
Other(2)	13.2
Consolidated investment account	3,737.3
Add back:
Noncontrolling interests on investments, gross of depreciation and amortization of $133.2	(1,784.9)
Investment account	$1,952.4
(1) Excludes $14.1 million related to our investment in a servicing platform in Spain.
(2) Includes the Company's marketable securities, which are part of other assets, as well as net other assets of consolidated investments.

Investment Account Detail at March 31, 2016(1)	Multifamily	Commercial	Loans Secured by Real Estate	Residential and Other	Hotel	Total
Western U.S.	$518.7	$290.2	$70.8	$282.2	$29.8	$1,191.7
Japan	6.4	4.4	—	0.4	—	11.2
United Kingdom	11.2	66.3	0.6	1.8	—	79.9
Ireland	42.4	32.4	—	35.2	74.5	184.5
Net hedge liabilities						(3.9)
KW share of cash held by consolidated investments						54.5
Total excluding KWE	$578.7	$393.3	$71.4	$319.6	$104.3	$1,517.9
KWE:
United Kingdom	$12.4	$245.1	$15.9	$10.5	$10.1	$294.0
Ireland	11.9	78.6	5.8	11.5	7.8	115.6
Italy	—	47.2	—	—	—	47.2
Spain	—	17.4	—	15.1	—	32.5
Other(2)						(54.8)
Total KWE	$24.3	$388.3	$21.7	$37.1	$17.9	$434.5
Grand Total	$603.0	$781.6	$93.1	$356.7	$122.2	$1,952.4

						Loans Secured by
	Multifamily			Commercial		Real Estate		Residential and Other				Hotel
	Units	Properties	Rentable Sq. Ft.(in millions)	Properties	Rentable Sq. Ft.(in millions)	Current UPB	# of Loans	Acres	Units	Lots	# of Inv.	Hotel Rooms	Acres	Properties
Western U.S.	21,116	73	18.8	32	4.7	$99.6	10	4,251	383	650	32	363	24	2
Japan	2,410	50	0.9	1	—	—	—	—	—	—	1	—	—	—
United Kingdom	204	1	0.1	8	2.3	18.9	37	—	29	—	1	—	—	—
Ireland	777	4	0.6	3	0.2	—	—	13	—	—	3	265	1	1
Total Excluding KWE	24,507	128	20.4	44	7.2	$118.5	47	4,264	412	650	37	628	25	3
KWE:
United Kingdom	159	1	0.2	213	8.0	122.2	8	—	135	—	1	209	520	1
Ireland	357	2	0.3	25	1.4	132.2	12	1	—	—	1	138	171	1
Spain	—	—	—	17	0.9	—	—	—	—	—	3	—	—	—
Italy	—	—	—	9	1.1	—	—	—	—	—	—	—	—	—
Total KWE	516	3	0.5	264	11.4	$254.4	20	1	135	—	5	347	691	2
Grand Total	25,023	131	20.9	308	18.6	$372.9	67	4,265	547	650	42	975	716	5
(1) The figures in the investment account detail above include investments that were made and are directly held by KWE based on our 20.3% ownership interest in KWE as of March 31, 2016.
(2) Includes $132.4 million of KW's share of cash, $(179.2) million of KW's share of unsecured debt, and $(8.0) million of KW's share of hedges.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2015
(Unaudited)
(Dollars in millions)

December 31, 2015
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $248.5	$6,046.0
Loan purchases and originations	299.7
Investment debt	(3,627.5)
Cash held by consolidated investments	549.0
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $55.8	487.8
Hedge asset	15.2
Other(2)	19.9
Consolidated investment account	3,790.1
Add back:
Noncontrolling interest on investments, gross of accumulated depreciation and amortization of $116.5	(1,847.8)
Investment account	$1,942.3
(1) Excludes $12.9 million related to our investment in a real estate and asset management servicing platform in Spain.
(2) Includes the Company's marketable securities, which are part of other assets as well as net other assets of consolidated investments

Investment Account Detail at December 31, 2015 (1)	Multifamily	Commercial	Loans Secured by Real Estate	Residential and Other	Hotel	Total
Western U.S.	$515.4	$270.6	$66.4	$269.9	$34.7	$1,157.0
Japan	5.8	4.2	—	0.3	—	10.3
United Kingdom	11.2	83.8	0.6	1.8	—	97.4
Ireland	41.0	32.3	—	31.8	72.4	177.5
Net hedge assets						15.9
KW share of cash held by consolidated investments						52.3
Total excluding KWE	$573.4	$390.9	$67.0	$303.8	$107.1	$1,510.4
KWE:
United Kingdom	$12.3	$245.0	$43.6	$10.4	$9.6	$320.9
Ireland	10.9	65.3	5.4	9.3	6.8	97.7
Spain	—	36.4	—	—	—	46.0
Italy	—	43.6	—	9.6	—	43.6
Other (2)						(76.3)
Total KWE	$23.2	$390.3	$49.0	$29.3	$16.4	$431.9
Grand Total	$596.6	$781.2	$116.0	$333.1	$123.5	$1,942.3

	Multifamily			Commercial		Loans Secured by Real Estate		Residential and Other				Hotel
	Units	Properties	Rentable Sq. Ft.(in millions)	Properties	Rentable Sq. Ft.(in millions)	Current UPB	# of Loans	Acres	Units	Lots	# of Inv.	Hotel Rooms	Acres	Properties
Western U.S.	20,464	71	18.4	32	4.7	$95.2	9	4,237	418	670	29	363	24	2
Japan	2,410	50	0.9	1	—	—	—	—	—	—	1	—	—	—
United Kingdom	204	1	0.1	10	2.4	50.3	9	—	29	—	1	—	—	—
Ireland	777	4	0.6	3	0.2	—	—	13	—	—	3	265	1	1
Total excluding KWE	23,855	126	20.0	46	7.3	$145.5	18	4,250	447	670	34	628	25	3
KWE:
United Kingdom	159	1	0.1	226	8.3	288.2	13	—	135	—	1	209	520	1
Ireland	357	2	0.3	21	1.3	124.9	7	1	—	—	1	138	171	1
Spain	—	—	—	17	0.9	—	—	—	—	—	3	—	—	—
Italy	—	—	—	9	1.1	—	—	—	—	—	—	—	—	—
Total KWE	516	3	0.4	273	11.6	$413.1	20	1	135	—	5	347	691	2
Grand Total	24,371	129	20.4	319	18.9	$558.6	38	4,251	582	670	39	975	716	5
(1) The figures in the investment account detail above include investments that were made and are directly held by KWE based on our 18.2% ownership interest in KWE as of December 31, 2015.
(2) Consists of $96.0 million of KW's share of cash, $(172.2) million of KW's share of unsecured debt, and $(0.1) million of KW's share of hedges.

Kennedy-Wilson Holdings, Inc.
All Property Income-Producing Investment Summary
(Unaudited)
(Dollars and square footage in millions)

The following summarizes Kennedy Wilson's income-producing multifamily, commercial, and hotel portfolio by property type. Excluded below are KWE, commercial - unstabilized, loans, and residential and other investments.

	March 31, 2016						March 31, 2015
Type	Description	Occupancy	Annualized NOI (1)	Debt (2)	Pre-promote Ownership (3)	NOI Growth	Description	Occupancy	Annualized NOI (1)	Debt (2)	Pre-promote Ownership (3)
Multifamily	24,507 units	94.9%	$252.2	$2,746.8	45.9%	16.0%	19,715 units	94.9%	$217.4	$2,149.3	45.8%
Commercial	6.3M Sq. Ft.	92.3%	$91.7	750.4	45.6%	(1.8)%	7.0M Sq. Ft.	87.8	93.4	803.2	40.3%
Hotel	3 Hotels / 628 Rooms	NA	18.4	121.2	80.1%	43.8%	3 Hotels / 628 Rooms	NA	12.8	103.6	80.1%
Total			$362.3	$3,618.4	48.0%	12.0%			$323.6	$3,056.1	46.5%

The following summarizes Kennedy Wilson's income-producing multifamily, commercial, and hotel portfolio by ownership. Excluded below are KWE, commercial - unstabilized, loans, and residential and other investments.

	March 31, 2016							March 31, 2015
KW Ownership Category	MF Units	Commercial Sq. Ft.	Hotel Rooms	Annualized NOI (1)	Debt (2)	Pre-promote Ownership (3)	NOI Growth	MF Units	Commercial Sq. Ft.	Hotel Rooms	Annualized NOI (1)	Debt (2)	Pre-promote Ownership (3)
~100% Owned	7,461	1.8	265	$122.2	$1,135.6	99.0%	58.1%	5,782	1.5	265	$77.3	$785.0	98.4%
~50% owned	9,895	0.9	363	112.8	1,155.1	49.5%	(14.9)%	7,844	2.3	363	132.6	1,292.5	49.5%
Minority-owned	7,151	3.6	—	127.3	1,327.7	11.8%	12.0%	6,089	3.2	—	113.7	978.6	12.3%
Total	24,507	6.3	628	$362.3	$3,618.4	48.0%	12.0%	19,715	7.0	628	$323.6	$3,056.1	46.5%

(1)
Represents NOI for the three months ended March 31, 2016 on an annualized basis. For properties purchased during the period presented and owned for at least one complete quarter, represents NOI as of the period presented on an annualized basis. For properties purchased during the period presented and held for less than a complete quarter, the NOI represents estimated Year 1 NOI from our original underwriting. Annualized net operating income is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period. Similarly, estimated Year 1 NOI for properties purchased during the period presented may not be indicative of the actual results for those properties.

(2)	Debt represents 100% debt balance against properties.

(3)	Weighted average ownership figures.

Kennedy-Wilson Holdings, Inc.
All Property Multifamily and Commercial Investment Summary By Ownership
(Unaudited)
(Dollars and square footage in millions)

The following summarizes Kennedy Wilson's income-producing multifamily and commercial portfolio by ownership category. Excluded below are KWE, hotels, commercial - unstabilized, loans, and residential and other investments.

Multifamily
	March 31, 2016						March 31, 2015
KW Ownership Category	Units	Occupancy	Annualized NOI (1)	Debt (2)	Pre-promote Ownership (3)	NOI Growth	Units	Occupancy	Annualized NOI (1)	Debt (2)	Pre-promote Ownership (3)
~100% Owned	7,461	94.4%	$84.6	$838.7	99.3%	50.5%	5,782	94.6%	$56.2	$600.5	98.4%
~50% owned	9,895	95.5%	87.8	920.9	48.7%	1.0%	7,844	95.2%	86.9	862.6	49.1%
Minority-owned	7,151	94.6%	79.8	987.2	7.4%	7.4%	6,089	94.7%	74.3	686.2	8.8%
Total	24,507	94.9%	$252.2	$2,746.8	45.9%	16.0%	19,715	94.9%	$217.4	$2,149.3	45.8%

Commercial
	March 31, 2016						March 31, 2015
KW Ownership Category	Rentable Sq. Ft.	Occupancy	Annualized NOI (1)	Debt (2)	Pre-promote Ownership (3)	NOI Growth	Rentable Sq. Ft.	Occupancy	Annualized NOI (1)	Debt (2)	Pre-promote Ownership (3)
~100% Owned	1.8	94.9%	$24.9	$215.0	98.0%	93.0%	1.5	90.2%	$12.9	$119.5	96.8%
~50% owned	0.9	95.3%	19.4	194.9	50.2%	(52.9)%	2.3	88.9%	41.2	391.2	49.2%
Minority-owned	3.6	90.4%	47.4	340.5	18.2%	20.6%	3.2	85.9%	39.3	292.5	16.8%
Total	6.3	92.3%	$91.7	$750.4	45.6%	(1.8)%	7.0	87.8%	$93.4	$803.2	40.3%

(1)
Represents NOI for the period presented for properties held for the full year. For properties purchased during the period presented and owned for at least one complete quarter, represents NOI as of the period presented on an annualized basis. For properties purchased during the period presented and held for less than a complete quarter, the NOI represents estimated Year 1 NOI from our original underwriting. Annualized net operating income is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period. Similarly, estimated Year 1 NOI for properties purchased during the period presented may not be indicative of the actual results for those properties.

(2)	Debt represents 100% debt balance against properties.

(3)	Weighted average ownership figures.

Kennedy-Wilson Holdings, Inc.
Components of Value Summary - as of March 31, 2016
(Unaudited, Dollars in millions)

Below are key valuation metrics provided to assist in the calculation of a sum-of-the-parts valuation of the Company as of March 31, 2016. Please note that excluded below is the potential value of the Company's future promoted interest as well as the value of the Company's team and brand. A sum of the parts can be calculated by adding together KW’s share of the value of its investments (multifamily, commercial, hotels, loans, residential, other, development / redevelopment and KWE), the value of KW’s services business and subtracting KW’s net liabilities.

Investments
		Description	KW Investment Account	Occupancy	NOI (2)	Investment Debt	Pre-promote Ownership (3)	Common Valuation Approach	Page #
1	Multifamily (1)	24,507 units	$578.7	94.9%	$252.2	$2,746.8	45.9%	Cap rate; price per unit	24
2	Commercial (1)	6.3 million square feet	293.4	92.3%	91.7	750.4	45.6%	Cap rate; price per square foot	25
2a	Commercial: Un-stabilized (1)	700K sq.ft. - Western U.S. 200K sq.ft. - Europe	99.9	53.5%		180.5	62.4%	Price per square foot; equity basis multiple	25
3	Hotels(1)	628 Hotel Rooms	104.3		18.4	121.2	80.1%	Price per key	26
4	Loans, residential, and other(1)	25 real estate investments, 12 loans	174.8					Equity basis multiple	26
4a	Development and redevelopment	Detail on 12 significant value creation projects	216.2					Residual value of land	28
				# of Shares (millions)	Share Price	Market Value
5	KWE	20.3% ownership in LSE:KWE	$434.5	27.6	$16.86	$464.4	100.0%	Market Value per share; Sum-of-the-parts	29

Investment Management and Real Estate Services
					Annualized Adj. Fees (4)	Annualized Adj. EBITDA (4)
6	Investment management	Management and promote fees			$69.0	$40.8	100.0%	Adj. EBITDA or Adj. Fees Multiple	30
7	Property services and research	Fees and commissions			51.0	10.8	100.0%	Adj. EBITDA or Adj. Fees Multiple	30
	Total				$120.0	$51.6

Net corporate debt
			Total
8	KWH Corporate Debt	Senior notes payable and line of credit	$755.0				100%	Face Value
8	Cash and other net assets	Cash and Hedge Asset	$(231.5)				100%	Book Value
	Total Net Liabilities		$523.5						31
(1) Excludes investments held by KWE.
(2) Represents NOI for the three months ended March 31, 2016 on an annualized basis. For properties purchased in 2016, the NOI represents estimated Year 1 NOI from our original underwriting. Annualized net operating income is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period. Similarly, estimated year 1 NOI for properties purchased in 2016 may not be indicative of the actual results for those properties.
(3) Weighted-average ownership figures.
(4) Annualized figures are calculated by multiplying the three-month adjusted fees/adjusted EBITDA figures by four and are not indicators of the actual results that the Company will or expects to realize in any period.

Kennedy-Wilson Holdings, Inc.
Multifamily Investment Summary
(Unaudited)
(Dollars in millions)

Multifamily	# of Properties	# of Units	Occupancy (1)	NOI (2)	Debt (3)	Pre-Promote Ownership % (5)	KW Investment Account(1)
Western U.S.	73	21,116	94.6%	$215.5	$2,185.4	50.2%	$518.7
Japan (4)	50	2,410	96.4	21.0	419.4	5.0	6.4
United Kingdom (4)	1	204	94.0	1.5	—	50.0	11.2
Ireland (4)	4	777	99.2	14.2	142.0	53.6	42.4
Total excluding KWE	128	24,507	94.9%	$252.2	$2,746.8	45.9%	$578.7
KWE
United Kingdom (4)	1	159	81.3%	$2.1	$—	20.3%	$12.4
Ireland (4)	2	357	98.5	6.1	54.0	20.3	11.9
Total KWE	3	516	93.2%	$8.2	$54.0	20.3%	$24.3

Grand Total	131	25,023	94.9%	$260.4	$2,800.8	43.6%	$603.0

Same Property Analysis By Region (excluding KWE)

The same property analysis below compares the average percentage leased, total revenues and net operating income for properties in which Kennedy Wilson had an ownership interest during the entire span of both periods being compared (6).

Three Months Ended March 31,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change

Region:
Western U.S.	13,316	94.1%	94.2%	(0.1)%	$60.3	$54.9	9.9%	$40.3	$35.9	12.2%
Japan	2,410	95.0	96.5	(1.6)%	6.8	6.8	(0.9)%	5.2	5.4	(3.3)%
Ireland	777	98.5	97.7	0.8%	4.5	4.1	10.6%	3.5	2.9	20.6%
Total	16,503	94.4%	94.7%	(0.3)%	$71.6	$65.8	8.8%	$49.0	$44.2	10.9%

Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.

(1) As of March 31, 2016.
(2) Represents NOI for the three months ended March 31, 2016 on an annualized basis. For properties purchased in 2016, the NOI represents estimated Year 1 NOI from our original underwriting. Annualized net operating income is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period. Similarly, estimated Year 1 NOI for properties purchased in 2016 may not be indicative of the actual results for those properties.
(3) Debt represents 100% debt balance against properties as of March 31, 2016.
(4) Estimated foreign exchange rates are ¥113 = $1 USD, £0.69 = $1 USD and €0.88 = $1 USD, related to NOI and debt.
(5) Weighted average ownership figures.
(6) “Same property” refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.  The information presented is shown on a cash basis and excludes non-recurring expenses. This analysis excludes properties that are either under development or undergoing lease up as part of our asset management strategy.

Kennedy-Wilson Holdings, Inc.
Commercial Investment Summary
(Unaudited)
(Dollars and Square Feet in millions)

Commercial	# of Properties	Rentable Sq. Ft.	Occupancy (1)	NOI (2)	Debt (3)	Pre-Promote Ownership % (4)	KW Investment Account(1)
Western U.S. (7)	26	4.0	92.9%	$54.4	$426.6	47.8%	$199.1
Japan (5)	1	—	100.0	0.3	2.2	90.6	4.4
United Kingdom (5)	7	2.1	90.5	29.5	238.5	37.3	62.4
Ireland (5)	2	0.2	98.1	7.5	83.1	51.0	27.5
Total stabilized excluding KWE	36	6.3	92.3%	$91.7	$750.4	45.6%	$293.4
Unstabilized Total (6)	8	0.9	53.5%	N/A	180.5	62.4%	99.9
Total excluding KWE	44	7.2			$930.9		$393.3

KWE:
United Kingdom (5)	213	8.0	96.1%	$135.1	$848.1	20.3%	$245.1
Ireland (5)	21	1.1	96.7	37.8	264.7	20.3	71.3
Spain (5)	17	0.9	92.9	11.7	99.3	20.3	17.4
Italy (5)	9	1.1	100.0	13.8	—	20.3	47.2
Total stabilized KWE	260	11.1	96.3%	$198.4	$1,212.1	20.3%	$381.0
Unstabilized KWE (6)	4	0.3	6.1%	N/A	35.8	20.3%	7.3
Total KWE	264	11.4			$1,247.9		$388.3

Grand Total	308	18.6	91.2%	$290.1	$2,178.8	28.7%	$781.6

Same Property Analysis By Region (excluding KWE)

The same property analysis below compares the average occupancy, total revenues and net operating income for properties in which Kennedy Wilson had an ownership interest during the entire span of both periods being compared (8).

Three Months Ended March 31,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change

Region:
Western U.S.	2.9	92.6%	90.2%	2.7%	$14.6	$14.0	4.5%	$9.5	$9.1	4.3%
Japan	—	100.0	100.0	—	0.1	0.1	—	0.1	0.1	0.3
United Kingdom	1.9	93.0	92.3	0.8	8.2	8.4	(3.0)	6.7	6.9	(3.1)
Ireland	0.2	100.0	100.0	—	1.9	1.9	0.1	1.9	1.8	1.1
Total	5.0	93.0%	91.3%	1.8%	$24.8	$24.4	1.5%	$18.2	$17.9	1.1%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions

(1) As of March 31, 2016.
(2) Represents NOI for the three months ended March 31, 2016 on an annualized basis. For deals purchased in 2016, the NOI represents estimated Year 1 NOI from our original underwriting. Excludes NOI for unstabilized properties shown in this table separately. Annualized net operating income is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period. Similarly, estimated Year 1 NOI for properties purchased in 2016 may not be indicative of the actual results for those properties.
(3) Debt represents 100% debt balance against properties as of March 31, 2016.
(4) Weighted-average ownership figures. Kennedy Wilson's pre-promote ownership of KWE investments is based upon KW's 20.3% ownership of KWE's outstanding share capital as of March 31, 2016.
(5) Estimated foreign exchange rates are ¥113 = $1 USD, £0.69 = $1 USD and €0.88 = $1 USD, related to NOI and debt.
(6) Represents properties that are either under development or undergoing lease up as part of our asset management strategy.
(7) The information presented in this row for Western U.S. commercial assets includes our corporate headquarters wholly owned by KW comprising 58,000 sq. ft., $35 million of debt, 100% occupancy, $2.9 million in annualized NOI and investment account balance of $32.5 million as of March 31, 2016.
(8) “Same property” refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.  The information presented is shown on a cash basis and excludes non-recurring expenses. This analysis excludes properties that are either under development or undergoing lease up as part of our asset management strategy.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Summary
(Unaudited)
(Dollars in millions)

Hotel	# of Investments	Hotel Rooms	Total Acres	NOI (2)	Debt (3)	Pre-Promote Ownership% (4)	KW Investment Account(1)
Western U.S.	2	363	24	$5.6	$39.3	53.5%	$29.8
Ireland (5)	1	265	1	12.8	81.9	100.0	74.5
Total excluding KWE	3	628	25	$18.4	$121.2	80.1%	$104.3

KWE:
United Kingdom (5)	1	209	520	$2.4	$—	20.3%	$10.1
Ireland (5)	1	138	171	1.9	—	20.3%	7.8
Total KWE	2	347	691	$4.3	$—	20.3%	$17.9

Grand Total	5	975	716	$22.7	$121.2	55.9%	$122.2

Loans	Initial # of Loans (6)	Initial UPB (7)	# of Unresolved Loans	Total Collections	Current UPB(1)	Pre-Promote KW Share of Current UPB (8)	Pre-Promote Ownership% (4)	KW Investment Account (1)
Western U.S.	10	$100.5	10	$1.8	$99.6	$79.7	80.0%	$70.8
United Kingdom (5)	37	559.5	2	389.3	18.9	0.9	4.8	0.6
Total excluding KWE	47	$660.0	12	$391.1	$118.5	$80.6	68.0%	$71.4

KWE:
United Kingdom (6)	8	131.9	7	21.8	122.2	24.8	20.3	$15.9
Ireland (6)	12	245.9	7	65.0	132.2	26.8	20.3	5.8
Total	20	$377.8	14	$86.8	$254.4	$51.6	20.3%	$21.7

Grand Total	67	$1,037.8	26	$477.9	$372.9	$132.2	35.5%	$93.1
(1) As of March 31, 2016.
(2) Represents NOI for the three months ended March 31, 2016 on an annualized basis. For deals purchased in 2016, the NOI represents estimated Year 1 NOI from our original underwriting. Annualized net operating income is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.
(3) Debt represents 100% debt balance against properties as of March 31, 2016.
(4) Weighted-average ownership figures.
(5) Estimated foreign exchange rates are ¥113 = $1 USD, £0.69 = $1 USD and €0.88 = $1 USD, related to NOI and debt.
(6) Represents total number of loans at initial acquisition of respective pools.
(7) Unpaid Principal Balance.
(8) Represents the amount of cash we would receive if the loans are resolved at par, excluding our promoted interests.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Summary (Continued)
(Unaudited)
(Dollars in millions)

Residential and Other	# of Investments	Residential Units	Total Acres	Residential Lots	Debt (2)	Pre-Promote Ownership% (4)	KW Investment Account(1)
Western U.S.	32	383	4,251	650	$42.2	41.0%	$282.2
Japan	1	—	—	—	—	100.0	0.4
United Kingdom (3)	1	29	—	—	—	50.0	1.8
Ireland (3)	3	—	13	—	11.8	49.1	35.2
Total excluding KWE	37	412	4,264	650	$54.0	41.9%	$319.6

KWE:
United Kingdom (3)	1	135	—	—	$—	20.3%	$10.5
Ireland (3)	1	—	1	—	$—	20.3%	11.5
Spain (3)	3	—	—	—	$3.5	19.8%	15.1
Total KWE	5	135	1	—	$3.5	20.1%	$37.1

Grand Total	42	547	4,265	650	$57.5	37.6%	$356.7

(1) As of March 31, 2016.
(2) Debt represents 100% debt balance against properties as of March 31, 2016.
(3) Estimated foreign exchange rates are ¥113 = $1 USD, £0.69 = $1 USD and €0.88 = $1 USD, related to NOI and debt.
(4) Weighted-average ownership figures.

Kennedy-Wilson Holdings, Inc.
Key Development and Re-development Initiatives (excluding KWE) (1)
(Unaudited, Dollars in millions)

			If Completed
Property Type	Location	Project Description	Commercial Sq. Ft.	MF Units	Residential Units	KW Remaining Cash Commitment (estimate) (2)	Investment Account	KW Ownership	Status
Under Development
Residential	HI	450 acre project on Kona Coast. Includes 67,000 sq. ft. clubhouse and 400 home sites	—	—	400	$5.9	$45.1	13%	Selling units. Near peak equity for KW
Mixed-use	Ireland	Prime waterfront five acre site adjacent to a KW owned office building in Central Dublin	451,000	190	—	14.9	21.7	43%	Two - level basement under development
Mixed-use	Ireland	Additional development within existing 423-unit apartment community in Dublin	15,000	363	—	12.1	7.1	50%	78 units expected to deliver in 2H 2016
Multifamily	WA	Six tax-credit apartment development sites in Seattle area, Reno, and Santa Rosa	—	1,261	—	12.8	3.0	46%	Under development
		Total Under Development	466,000	1,814	400	$45.7	$76.9

Entitled
Residential	CA	33 acre residential site in infill Orange County	—	—	—	$—	$30.5	50%	Exploring sale
Residential	CA	Three acres of infill residential land adjacent to a retail center owned by KW in Los Angeles	—	—	—	—	7.0	100%	Under contract to sell
Mixed-use	CA	Additional development within existing 409-unit apartment complex in Downtown Sacramento	74,000	1,061	300	2.0	3.5	51%	Entitled
Seeking Entitlement
Residential	HI	455 acres on North Shore of Oahu	—	—	91	1.3	42.5	100%	Seeking entitlement
Residential	CA	113 acres in Orange County	—	—	65	6.0	38.8	50%	Partially entitled
Multifamily	CA	Four acres of land adjacent to an office building owned by KW in Westlake Village	—	200	—	1.0	6.0	89%	Seeking entitlement
Residential	CA	Three acres of residential land adjacent to KW owned hotel in Lake Tahoe	—	—	14	7.0	9.5	50%	Seeking entitlement
Residential	CA	Excess land adjacent to KW owned office building in Pasadena	—	—	55	0.3	1.5	5%	Seeking design approval
	Total Entitled / Seeking Entitlement		74,000	1,261	525	$17.6	$139.3
(1) This section includes potential developments or redevelopments that the Company is considering. The scope of these projects may change. There is no certainty that the Company will develop or redevelop any or all of these potential projects. Information as of March 31, 2016.
(2) Figures shown in this column are an estimate of KW's remaining cash commitment to develop to completion or to complete the entitlement process, as applicable, as of March 31, 2016. These figures are budgeted costs and are subject to change. Total estimated project-level capital expenditure of "under development" initiatives is approximately $1.7 billion. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. These figures are budgeted costs and are subject to change.

Kennedy-Wilson Holdings, Inc.
KWE Investment Summary (1)
(Unaudited)
(Dollars in millions, except share information)

As of March 31, 2016, Kennedy Wilson owns 20.3% of the outstanding share capital of Kennedy Wilson Europe (KWE). Additionally, a wholly-owned subsidiary of Kennedy Wilson acts as the investment manager of KWE, whereby it earns an annual management fee and rights to potential incentive fees. Below is a summary of Kennedy Wilson's stock investment in KWE and the operating metrics of the underlying KWE investments.

	Shares (million)	Price per Share	Market Value(2)	KWH Investment Account	Dividend Yield (3)
KWE Stock Position	27.6	$16.86	$464.4	$434.5	4.1%

(1) All information as of March 31, 2016
(2) Estimated foreign exchange rate is £0.69 = $1 USD. The share price of KWE on March 31, 2016 was £11.71.
(3) Dividend yield is annualized based upon the quarterly dividend of 12 pence per share.

($ in millions, except share count and per share price)
Market Data	March 31, 2016
Common stock price per share (1)	$16.86
Basic shares outstanding	135,933,938
Market Capitalization	$2,291.8
(1) Estimated foreign exchange rate is £0.69 = $1 USD. The share price of KWE on March 31, 2016 was £11.71.

KWE(1)
Portfolio Statistics as of March 31, 2016

Asset Mix	Annualized NOI	%
Real Estate Assets	$210	96%
Loan portfolios	9	4%
	$219	100%

Geography	Annualized NOI	%
United Kingdom	$147	67%
Ireland	47	22%
Spain	11	5%
Italy	14	6%
	$219	100%

Sector	Annualized NOI	%
Office	$106	48%
Retail	64	30%
Industrial	16	7%
Leisure	12	5%
Residential	8	4%
Hotel	4	2%
Loans	9	4%
	$219	100%

(1) As reported by KWE. Estimated foreign exchange rate is £0.69 = $1 USD.
(2) Represents NOI as of March 31, 2016 on an annualized basis and as reported by KWE. Annualized net operating income is not an indicator of the actual net operating income that the Company will or expects to realize in any period.

Kennedy-Wilson Holdings, Inc.
Global Services Platform
(Unaudited)
(Dollars in millions)

Kennedy Wilson's services business offers a comprehensive line of real estate services for the full lifecycle of real estate ownership. Kennedy Wilson has over $18 billion in AUM (1) and 49 million square feet under management.

Below are other key statistics related to our services platform:

Services
	Investment Management	Property Services & Research
Annualized Q1 2016 Adjusted Fees (2)	$69.0 million	$51.0 million
Annualized Q1 2016 Adjusted EBITDA (2)	$40.8 million	$10.8 million
Description	$5.2 billion in total Invested Capital (3)

(1) As defined in "Common Definitions" section of the earnings release.

(2)  Annualized figures are calculated by multiplying the three-month adjusted fees/adjusted EBITDA figures by four and are not indicators of the actual results that the Company will or expects to realize in any period.

(3) Represents total investment level equity on which we earn fee income, of which $2.0 billion relates to Kennedy Wilson.

Adjusted Fees
	Three Months Ended
	March 31,
	2016	2015
Investment management, property services and research fees	$19.1	$16.4
Non-GAAP adjustments:
Add back:
Fees eliminated in consolidation(1)	7.5	7.0
KW share of fees in unconsolidated service businesses (2)	3.4	3.7
Adjusted Fees	$30.0	$27.1
(1) The three months ended March 31, 2016 and 2015 include $5.1 million and $4.9 million, respectively, of fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders in KWE and equity partner investments.
(2) Included in income from unconsolidated investments relating to the Company's investment in a servicing platform in Spain.

Adjusted Fees - Detail
	Three months Ended March 31,
Fee Description	2016	2015
Investment Management - Base	$10.6	$9.9
Investment Management - Performance	6.5	5.3
Investment Management - Acquisition / Disposition	0.2	—
Property Services and Research	12.7	11.9
Total Adjusted Fees	$30.0	$27.1

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule
(Unaudited)
(Dollars in millions)
The table below details the debt maturities of Kennedy Wilson's total consolidated and unconsolidated debt. The amounts are calculated using the contractual ownership interest in unconsolidated joint-ventures and exclusive of loan fees, which may result in a difference as compared to amounts shown on the consolidated balance sheet and pro-rata balance sheet.

	Investment Level			Corporate		Total KW Share
Maturity	Consolidated (excluding KWE)(2)	Consolidated KWE(2)	Unconsolidated Debt	Unsecured Debt
2016	$37.8	$1.0	$180.7	$—		$73.5
2017	189.8	1.7	267.1	—		308.5
2018	90.6	138.3	320.4	50.0		256.6
2019	113.4	731.5	182.7	—		298.0
2020	160.9	103.3	576.6	—		229.2
2021	57.7	4.7	92.8	—		63.4
2022	12.3	438.6	44.0	—		106.4
2023	136.2	240.0	131.6	—		205.8
2024	165.7	7.6	0.9	650.0	(1)	773.2
2025	540.9	462.9	116.0	—		533.6
Thereafter	68.6	62.8	366.1	55.0	(1)	161.1
Total	$1,573.9	$2,192.4	$2,278.9	$755.0		$3,009.3

(1) Represents principal balance of senior notes.
(2) Excludes $31.1 million of unamortized loan fees of and unamortized net discount of $5.8 million, as of March 31, 2016.

Weighted average interest rate (KW Share): 4.2%

Weighted average remaining maturity in years (KW Share): 6.6 years

Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated debt by interest rate type.

(Dollars in millions)	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total Debt (3)	Total KW Share of Debt
Investment Level Debt (excl. KWE)	$2,629.5	$458.8	$764.5	$3,852.8	$1,809.9
KW Corporate Debt	705.0	—	50.0	755.0	755.0
Investment Level Debt (KWE)	1,225.0	649.8	317.6	2,192.4	444.4
Total	$4,559.5	$1,108.6	$1,132.1	$6,800.2	$3,009.3

(3) Represents $3,766.3 million of consolidated asset level debt and $2,278.9 million of unconsolidated asset level debt. Approximately 99% of such asset level debt is non-recourse to the Company.

Kennedy-Wilson Holdings, Inc.
Investment Level Estimated Balance Sheets (1)
(Unaudited)
(Dollars in millions)

The following estimated investment level balance sheet represents the estimated combined balance sheets of consolidated investments and investments in which Kennedy Wilson has an ownership interest (2):

	March 31, 2016	December 31, 2015

Assets
Cash and cash equivalents	$820.9	$638.5
Real estate and acquired in place lease values, net of accumulated depreciation and amortization (3)	9,505.1	9,277.2
Loan purchases and originations	167.0	260.0
Other assets	543.1	552.3
Total assets	$11,036.1	$10,728.0
Liabilities and equity
Liabilities
Accounts payable, accrued expenses and other liabilities	501.8	460.0
Investment debt	6,045.2	5,783.5
Total liabilities	6,547.0	6,243.5
Equity
Total equity	4,489.1	4,484.5
Total liabilities and equity	$11,036.1	$10,728.0

(1) Kennedy Wilson’s Investment Level Estimated Balance Sheets are solely provided to depict the overall size and scope of the operations of the investment portfolio in which Kennedy Wilson has an ownership interest.  The Investment Level Estimated Balance Sheets do not include third party assets that Kennedy Wilson manages and in which Kennedy Wilson does not have an ownership interest. Please also refer to Kennedy Wilson’s Consolidated Balance Sheets on page 10 for its balance sheets prepared in accordance with U.S. GAAP.
(2) The Company has an approximate 38% ownership in our investment portfolio as of March 31, 2016 and December 31, 2015, respectively.
(3) Includes $691.0 million and $667.0 million of accumulated depreciation and amortization as of March 31, 2016 and December 31, 2015, respectively.

Kennedy-Wilson Holdings, Inc.
Investment Level Estimated Operating Income Statements (1)
(Unaudited)
(Dollars in millions)

The following investment level estimated operating income statement represents the estimated combined income statements of consolidated investments and investments in which Kennedy Wilson has an ownership interest:

	Three Months Ended March 31,
	2016	2015
Revenue
Rental	$200.0	$172.9
Hotel	29.1	23.4
Loans and other	2.1	27.1
Total revenue	231.2	223.4

Property Operating expenses
Rental and other	69.7	65.9
Hotel	24.5	21.6
Total property operating expenses	94.2	87.5

NOI (2)	$137.0	$135.9
(1) Kennedy Wilson’s Investment Level Estimated Income Statements are solely provided to depict the overall size and scope of the operations of the investment portfolio in which Kennedy Wilson has an ownership interest.  The Investment Level Estimated Operating Income Statements do not include third party assets that Kennedy Wilson manages and does not have an ownership interest. Please also refer to Kennedy Wilson’s Consolidated Statements of Operations on page 11 for its unaudited statements of operations prepared in accordance with U.S. GAAP.
(2) Excludes depreciation and amortization of $67.2 million and $59.6 million for the three months ended March 31, 2016 and 2015, respectively.
(3) The Company has an approximate 38% and 32% ownership in our investment portfolio for the three months ended March 31, 2016 and March 31, 2015, respectively.